Exhibit 23


              CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (No. 2-88316) of Detection Systems, Inc. of our report dated June 2, 1997, appearing in this Annual Report on Form 10-
K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in
Exhibit 13 of this Form 10-K.


/S/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

Rochester, New York
June 27, 1997